DIRECTOR AGREEMENT

This DIRECTOR AGREEMENT (the “Agreement”) is made and entered into as of March 26, 2010 (the “Effective Date”), by and between Sunity Online Entertainment Ltd. (the “Company”), and Fan Zhang (the “Director”).

WHEREAS, the Company desires to engage the Director, and the Director desires to serve, as a director and chairman of the Company, subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt of which is hereby acknowledged, the Company and the Director, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS.

(a)          “Corporate Status” describes the capacity of the Director with respect to the Company and the services performed by the Director in that capacity.

(b)          “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c)          “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, investigation, administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, including a proceeding initiated by the Director pursuant to Section 12 of this Agreement to enforce the Director’s rights hereunder.

(d)          “Expenses” shall mean all reasonable fees, costs and expenses, approved by the Company in advance and reasonably incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators, professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.

(e)          “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f)          “Parent” shall mean any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities ending with the Company, if each of the corporations or entities, other than the Company, owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

(g)     “Subsidiary” shall mean any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities beginning with the Company, if each of the corporations or entities, other than the last corporation or entity in the unbroken chain, owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

2.          SERVICES OF DIRECTOR. While this Agreement is in effect, the Director shall perform duties as a Director and chairman of the Board and shall perform duties as an independent director of the Subsidiary upon request by the Company, be compensated for such and be reimbursed expenses in accordance with the Schedule A attached to this Agreement, subject to the following.

(a)          The Director will perform services as is consistent with Director’s position with the Company, as required and authorized by the Memorandum of Association and Articles of Association of the Company, and in accordance with high professional and ethical standards and all applicable laws and rules and regulations pertaining to the Director’s performance hereunder, including without limitation, laws, rules and regulations relating to a public company. The Director will also perform services as is consistent with Director’s position with the Subsidiary, upon the request by the Company, and authorized by the Memorandum of Association and Articles of Association of the Subsidiary, and in accordance with high professional and ethical standards and all applicable laws and rules and regulations pertaining to the Independent Director’s performance hereunder.

(b)          The Director is solely responsible for taxes arising out of any compensation paid by the Company to the Director under this Agreement, and the Director understands that he/she may be issued a U.S. Treasury form 1099 for any compensation paid to him/her by the Company, and understands and agrees that the Company shall comply with any tax or withholding obligations as required by applicable law from time to time in connection with this Agreement.

(c)          The Company may offset any and all monies payable to the Director to the extent of any monies owing to the Company from the Director.

(d)          The rules and regulations of the Company notified to the Director, from time to time, apply to the Director. Such rules and regulations are subject to change by the Company in its sole discretion. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the terms and conditions of this Agreement and rules and regulations of the Company, the terms of this Agreement control.

3.          REQUIREMENTS OF DIRECTOR. During the term of the Director’s services to the Company hereunder, Director shall observe all applicable laws and regulations relating to Directors of a public company as promulgated from to time.

4.          REPORT OBLIGATION. While this Agreement is in effect, the Director shall immediately report to the Company in the event: (1) the Director knows or has reason to know or should have known that the requirements specified in Section 3 hereof are not satisfied or are not going to be satisfied; and (2) the Director simultaneously serves on an audit committee of any other public company.

5.          TERM AND TERMINATION. The term of this Agreement and the Director’s services hereunder shall be for one (1) year from the Effective Date, unless terminated as provided for in this Section 5. This Agreement and the Director’s services hereunder shall terminate upon the earlier of the following:

(a)          Expiration of the Director’s term as a director of the Company;

(b)          Removal of the Director as a director of the Company, upon proper Board or Shareholder action in accordance with the Memorandum of Association and Articles of Association of the Company and applicable law;

(c)          Resignation of the Director as a director of the Company upon written notice to the Board of Directors of the Company;

(d)          Such time as when the Director ceases to be a member of the executive management of Sunity Information Technology (Beijing) Ltd., by removal, resignation or otherwise; or

(e)          Termination of this Agreement by the Company, in the event any of the requirements specified in Section 3 hereof is not satisfied, as determined by the Company in its sole discretion.

6.          LIMITATION OF LIABILITY. In no event shall the Director be individually liable to the Company or its shareholders for any damages for breach of fiduciary duty as a Director of the Company, unless the Director’s act or failure to act involves intentional misconduct, fraud or a knowing violation of law.

7.          AGREEMENT OF INDEMNITY. The Company agrees to indemnify the Director as follows:

(a)          Subject to the exceptions contained in Section 8(a) below, if the Director was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the Director’s Corporate Status, the Director shall be indemnified by the Company against all Expenses and Liabilities incurred or paid by the Director in connection with such Proceeding (referred to herein as “INDEMNIFIABLE EXPENSES” and “INDEMNIFIABLE LIABILITIES,” respectively, and collectively as “INDEMNIFIABLE AMOUNTS”).

(b)          Subject to the exceptions contained in Section 8(b) below, if the Director was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company, to procure a judgment in its favor by reason of the Director’s Corporate Status, the Director shall be indemnified by the Company against all Indemnifiable Expenses.

(c)          For purposes of this Agreement, the Director shall be deemed to have acted in good faith in conducting the Company’s affairs as an Director of the Company and/or a member of a committee of the Board of the Company, if the Director: (i) exercised or used the same degree of diligence, care, and skill as an ordinarily prudent man would have exercised or used under the circumstances in the conduct of his own affairs; or (ii) took, or omitted to take, an action in reliance upon advise of counsels or other professional advisors for the Company, or upon statements made or information furnished by other directors, officers or employees of the Company, or upon a financial statement of the Company provided by a person in charge of its accounts or certified by a public accountant or a firm of public accountants, which the Director had reasonable grounds to believe to be true.

8.          EXCEPTIONS TO INDEMNIFICATION. Director shall be entitled to indemnification under Sections 7(a) and 7(b) above in all circumstances other than the following:

(a)          If indemnification is requested under Section 7(a) and it has been adjudicated finally by a court or arbitral body of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) the Director failed to act in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company, (ii) the Director had reasonable cause to believe that the Director’s conduct was unlawful, or (iii) the Director’s conduct constituted willful misconduct, fraud or knowing violation of law, then the Director shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)          If indemnification is requested under Section 7(b) and

(i)          it has been adjudicated finally by a court or arbitral body of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Director failed to act in good faith and in a manner the Director reasonably believed to be in or not opposed to the best interests of the Company, including without limitation, the breach of Section 4 hereof by the Director, the Director shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii)          it has been adjudicated finally by a court or arbitral body of competent jurisdiction that the Director is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, including, without limitation, a claim that the Director received an improper benefit or improperly took advantage of a corporate opportunity, the Director shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter.

9.      WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that the Director is, by reason of the Director’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, the Director shall be indemnified in connection therewith. If the Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Director against those Expenses reasonably incurred by the Director or on the Director’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this section, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

10.          ADVANCES AND INTERIM EXPENSES. The Company may pay to the Director all Indemnifiable Expenses incurred by the Director in connection with any Proceeding, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding, if the Director furnishes the Company with a written undertaking, to the satisfaction of the Company, to repay the amount of such Indemnifiable Expenses advanced to the Director in the event it is finally determined by a court or arbitral body of competent jurisdiction that the Director is not entitled under this Agreement to indemnification with respect to such Indemnifiable Expenses.

11.          PROCEDURE FOR PAYMENT OF INDEMNIFIABLE AMOUNTS. The Director shall submit to the Company a written request specifying the Indemnifiable Amounts, for which the Director seeks payment under Section 7 hereof and the Proceeding of which has been previously notified to the Company and approved by the Company for indemnification hereunder. At the request of the Company, the Director shall furnish such documentation and information as are reasonably available to the Director and necessary to establish that the Director is entitled to indemnification hereunder. The Company shall pay such Indemnifiable Amounts within thirty (30) days of receipt of all required documents.

12.          REMEDIES OF DIRECTOR.

(a)          RIGHT TO PETITION COURT. In the event that the Director makes a request for payment of Indemnifiable Amounts under Sections 7, 9-11 above, and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, the Director may petition the appropriate judicial authority to enforce the Company’s obligations under this Agreement.

(b)          BURDEN OF PROOF. In any judicial proceeding brought under Section 12 (a) above, the Company shall have the burden of proving that the Director is not entitled to payment of Indemnifiable Amounts hereunder.

(c)          EXPENSES. The Company agrees to reimburse the Director in full for any Expenses incurred by the Director in connection with investigating, preparing for, litigating, defending or settling any action brought by the Director under Section 12 (a) above, or in connection with any claim or counterclaim brought by the Company in connection therewith.

(d)          VALIDITY OF AGREEMENT. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 12 (a) above, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(e)          FAILURE TO ACT NOT A DEFENSE. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 12 (a) above.

13.          PROCEEDINGS AGAINST COMPANY. Except as otherwise provided in this Agreement, the Director shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by the Director against the Company, any Entity which it controls, any director or officer thereof, or any third party, unless the Company has consented to the initiation of such Proceeding, This section shall not apply to counterclaims or affirmative defenses asserted by the Director in an action brought against the Director.

14.          INSURANCE. The Company may, at its discretion, obtain and maintain a policy or policies of director and officer liability insurance, in an amount not less than $[10,000,000], of which the Director will be named as an insured, providing the Director with coverage for Indemnifiable Amounts and/or Indemnifiable Expenses in accordance with said insurance policy or policies (“D&O INSURANCE”); provided that:

(a)          The Director agrees that, while the Company has valid and effective D&O Insurance, and except as provided in (c) of this section, Sections 7-13 of this Agreement shall not apply, and the Company’s indemnification obligation to the Director under this Agreement shall be deemed fulfilled by virtue of purchasing and maintaining such insurance policy or policies, in accordance with the terms and conditions thereof and subject to exclusions stated thereon. The Director agrees that the Company shall have no obligation to challenge the decisions made by the insurance carrie(s) (“INSURANCE CARRIER”) relating to any claims made under such insurance policy or policies;

(b)          The Director agrees that the Company’s indemnification obligation to the Director under (a) of this section shall be deemed discharged and terminated, in the event the Insurance Carrier refused payment for any Proceedings against the Director due to the acts or omissions of the Director;

(c)          While the D&O Insurance is valid and effective, the Company agrees that it shall indemnify the Director for the Indemnifiable Amounts and Indemnifiable Expenses, to the extent that any Proceedings are coverable by D&O Insurance, but in excess of the policy amount, in accordance with Sections 7-13 of this Agreement; and

(d)          While the D&O Insurance is valid and effective, this Section 14 states the entire and exclusive remedy of the Director with respect to the indemnification obligation of the Company to the Director under this Agreement.

15.          SUBROGATION. In the event of any payment of Indemnifiable Amounts under this Agreement or the D&O Insurance, the Company or its Insurance Carrier, as the case may be, shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of the Director against other persons, and the Director shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.          AUTHORITY. Each party has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by each party hereto:

17.          SUCCESSORS AND ASSIGNMENT. This Agreement shall (a) be binding upon and inure to the benefit of all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law), and (b) be binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Director. The Director has no power to assign this Agreement or any rights and obligations hereunder.

18.          CHANGE IN LAW. To the extent that a change in applicable law (whether by statute or judicial decision) shall mandate broader or narrower indemnification than is provided hereunder, the Director shall be subject to such broader or narrower indemnification and this Agreement shall be deemed to be amended to such extent.

19.          SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.          MODIFICATIONS AND WAIVER. Except as provided in Section 18 hereof with respect to changes in applicable law which broaden or narrow the right of the Director to he indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No delay in exercise or non-exercise by the Company of any right under this Agreement shall operate as a current or future waiver by it as to its same or different rights under this Agreement or otherwise.

21.          NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date en which it is so mailed:

If to Director, to: 1002 No.1 Lize Zhng Yi Road, Chao Yang District, Beijing, P.R.C.

If to the Company, to: 10 East 40 Street, New York, N.Y. 10016 or to such other address as may have been furnished in the same manner by any party to the others.

22.          GOVERNING LAW. This Agreement shall be governed by and construed and enforced under the laws of the [State of New York].

23.          CONSENT TO JURISDICTION. The parties hereby consent to the jurisdiction of the courts having jurisdiction over matters arising in [New York County, New York] for any proceeding arising out of or relating to this Agreement. The parties agree that in any such proceeding, each party shall waive, if applicable, inconvenience of forum and right to a jury.

24.          AGREEMENT GOVERNS. This Agreement is to be deemed consistent wherever possible with relevant provisions of Memorandum of Association and Articles of Association of the Company; however, in the event of a conflict between this Agreement and such provisions, the provisions of this Agreement shall control.

25.          ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration, before one arbitrator in accordance with the rules of the [American Arbitration Association] then in effect and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator will be selected, by the parties, from a panel of attorney arbitrators. The parties agree that any arbitration shall be held in [New York, New York]. The language of the arbitration shall be in English. The arbitrator will have no authority to make any relief, finding or award that does not conform to the terms and conditions of this Agreement. Each party shall bear its own attorneys’ or expert fees and any and all other party specific costs. Either party, before or during any arbitration, may apply to a court having jurisdiction for a restraining order or injunction where such relief is necessary to protect its interests. Prior to initiation of arbitration, the aggrieved party will give the other party written notice, in accordance with this Agreement, describing the claim as to which it intends to initiate arbitration.

26.          ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and the Director with respect to the subject matter hereof, and supersedes all prior understandings and agreements with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Director Indemnification Agreement as of the day and year first above written.

AGREED	AGREED

Sunity Online Entertainment Ltd.	Director

/s/ Fan Zhang	/s/ Fan Zhang
Name: Fan Zhang	Name: Fan Zhang
Title: Chairman & CEO

SCHEDULE A
I       POSITION:

DIRECTOR and Chairman of the Company and the Subsidiary upon request by the Company.

II.      START DATE: April 1, 2010

III.    COMPENSATION:

FEES. For all services rendered by the Director pursuant to this Agreement, both during and outside of normal working hours, including but not limited to, attending all required meetings of the Board or applicable committees thereof, executive sessions of the Directors, reviewing filing reports and other corporate documents as requested by the Company and the Subsidiary, providing comments and opinions as to business matters as requested by the Company and the Subsidiary, the Company agrees to pay to the Director a fee in cash of $36,000 per annum (“the Fee”). The Fee shall be payable in cash to the Director monthly in equal installments. In the event the Company desires to pay the Director on quarterly basis, the Fee in cash shall be payable to Director quarterly in equal installments. The Fee also includes the fee for the Director to act as the Director of the Subsidiary if so requested by the Company.

EXPENSES. During the term of the Director’s service as a director of the Company, the Company shall promptly reimburse the Director for all expenses incurred by him/her in connection with attending (a) all meetings of the Board or applicable committees thereof, (b) executive sessions of the Directors, and (c) stockholder meetings, as a director or a member of any committee of the Board, which are approved by the Company in advance.

STOCK. As of the date hereof, the Company does not currently maintain any equity incentive compensation plans. At such time that the Board of Directors of the Company adopt any such equity incentive compensation plan(s), the Director would be eligible to participate in such plan(s) according to the terms of the plan(s).

NO OTHER BENEFITS OR COMPENSATION. The Director acknowledges and agrees that he/she is not granted and is not entitled to any other benefits or compensation from the Company for the services provided under this Agreement except expressly provided for in this Schedule A.

AGREED	AGREED

Sunity Online Entertainment Ltd.	Director

/s/ Fan Zhang	/s/ Fan Zhang
Name: Fan Zhang	Name: Fan Zhang
Title: Chairman & CEO